UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 28, 2010

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

773 San Marin Drive, Suite 2215
Novato, California 94998

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 408-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 28, 2010, the Company and each of the following directors and officers amended and restated such director or officer’s existing indemnification agreement with the Company substantially in the form attached as Exhibit 10.1 to this Form 8-K:

	Name	Position
1.	Charles F. Willis, IV	Chief Executive Officer, President and Director
2.	Jesse V. Crews	Chief Operating Officer and Executive Vice President
3.	Bradley S. Forsyth	Chief Financial Officer and Senior Vice President
4.	Donald A. Nunemaker	Executive Vice President and General Manager — Leasing
5.	Thomas C. Nord	Senior Vice President and General Counsel
6.	W. William Coon, Jr.	Director
7.	Hans Joerg Hunziker	Director
8.	Gérard Laviec	Director
9.	Robert T. Morris	Director
10.	Austin C. Willis	Director

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a regular meeting of the board of directors of the Company (the “Board”) held on September 28, 2010, the Board voted to amend and restate Article VII of the Bylaws of the Company (the “Bylaws”) to:

(i)                                    set forth the rights and obligations of the Company and an indemnitee in respect of litigation initiated by such indemnitee;

(ii)                                set forth the rights of an indemnitee to bring suit against the Company to enforce any asserted right to indemnification under Article VII of the Bylaws; and

(iii)                             clarify that the rights of an indemnitee under Article VII of the Bylaws to indemnification to the full extent permitted by law may be increased in connection with any subsequent amendment to such Bylaws or to applicable law, but not decreased as a result of any such subsequent amendment.

Item 9.01                                             Financial Statements and Exhibits.

The Company hereby files the following exhibits pursuant to Item 1.01, “Entry into a Material Definitive Agreement” and Item 5.03, “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year”.

Exhibit No.	Description

3.1	Amendment to Bylaws, dated September 28, 2010.

10.1	Form of Indemnification Agreement entered into by the Company and its directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2010

WILLIS LEASE FINANCE CORPORATION

	By:	/s/ Thomas C. Nord
Thomas C. Nord
Senior Vice President and
General Counsel